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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Strategic Distribution, Inc.:


We consent to incorporation by reference in the registration statements (No. 33-57578, No. 333-01715 and No. 333-06973) on Form S-8 of Strategic
Distribution, Inc. of our report dated March 9, 2001, relating to the consolidated balance sheets of Strategic Distribution, Inc. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Strategic Distribution, Inc.

                                                                        KPMG LLP


Philadelphia, Pennsylvania
March 29, 2001